SHLOMO ZIV & CO.
                         CERTIFIED PUBLIC ACCOUNTANTS (Isr.)


Tel-Aviv 61500 Gibor House
6 Kaufman St., P.O.B. 50322
Tel. 03-5179611, Fax. 03-5179418

Haifa 31018 2 Hanamal St., P.O.B. 1886
Tel. 04-675025-6, Fax. 04-679461

                                             August 11, 1994


          Arthur Anderson & Co.
          1345 Avenue of the Americas
          New York, N.Y. 10105
          U.S.A

          Gentlemen:

          Re: Ampal Holding (1991) Ltd.
          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
          ---------------------------------------------------


          As independent public accountants, we hereby consent to the incorporation by reference in the registration statement and on Form S-8 of our report (Ampal Holding (1991) Ltd), dated 22.3.94, included in Ampal American Israel Corporation's Form 10-k for the year ended December 31, 1993, and to all references to our firm included in this registration statement.




                                             Sincerely,

                                             /s/ Shlomo Ziv & Co.
                                             Shlomo Ziv & Co.
                                             Certified Public Accountants (Isr.)